Exhibit 99.2

BANCTRUST FINANCIAL GROUP, INC.
UST Sequence Number 131
Chief Financial Officer’s Certificate
ANNUAL CERTIFICATION PURSUANT TO 31 C.F.R. § 30.15

           I, F. Michael Johnson, Chief Financial Officer and Secretary of BancTrust Financial Group, Inc., certify, based on my knowledge, that:

(i)   The compensation committee of BancTrust Financial Group, Inc. (TARP recipient) has discussed, reviewed, and evaluated with senior risk officers at least every six months during any part of the most recently completed fiscal year that was a TARP period (the applicable period), the senior executive officer (SEO) compensation plans and the employee compensation plans and the risks these plans pose to BancTrust Financial Group, Inc.;

(ii)   The compensation committee of BancTrust Financial Group, Inc. has identified and limited during the applicable period any features of the SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of BancTrust Financial Group, Inc., and during that same applicable period has identified any features of the employee compensation plans that pose risks to BancTrust Financial Group, Inc. and has limited those features to ensure that BancTrust Financial Group, Inc. is not unnecessarily exposed to risks;

(iii)   The compensation committee has reviewed, at least every six months during the applicable period, the terms of each employee compensation plan and identified any features of the plan that could encourage the manipulation of reported earnings of BancTrust Financial Group, Inc. to enhance the compensation of an employee, and has limited any such features;

(iv)   The compensation committee of BancTrust Financial Group, Inc. will certify to the reviews of the SEO compensation plans and employee compensation plans required under (i) and (iii) above;

(v)   The compensation committee of BancTrust Financial Group, Inc. will provide a narrative description of how it limited during the applicable period the features in:

(A)   SEO compensation plans that could lead SEOs to take unnecessary and excessive risks that could threaten the value of BancTrust Financial Group, Inc.;

(B)   Employee compensation plans that unnecessarily expose BancTrust Financial Group, Inc. to risks; and

(C)   Employee compensation plans that could encourage the manipulation of reported earnings of BancTrust Financial Group, Inc. to enhance the compensation of an employee;

(vi)   BancTrust Financial Group, Inc. has required that bonus payments, as defined in the regulations and guidance established under section 111 of EESA (bonus payments), of the SEOs and twenty next most highly compensated employees be subject to a recovery or “clawback” provision during the applicable period if the bonus payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

(vii)   BancTrust Financial Group, Inc. has prohibited any golden parachute payment, as defined in the regulations and guidance established under section 111 of EESA, to an SEO or any of the next five most highly compensated employees during the applicable period;

(viii)   BancTrust Financial Group, Inc. has limited bonus payments to its applicable employees in accordance with section 111 of EESA and the regulations and guidance established thereunder during the applicable period;

(ix)   BancTrust Financial Group, Inc. and its employees have complied with the Company’s excessive or luxury expenditures policy, as defined in the regulations and guidance established under section 111 of EESA, during the applicable period; and any expenses that, pursuant to this policy, required approval of the board of directors, a committee of the board of directors, an SEO, or an executive officer with a similar level of responsibility were properly approved;

(x)   BancTrust Financial Group, Inc. will permit a non-binding shareholder resolution in compliance with any applicable Federal securities rules and regulations on the disclosures provided under the Federal securities laws related to SEO compensation paid or accrued during the applicable period;

(xi)   BancTrust Financial Group, Inc. will disclose the amount, nature, and justification for the offering, during the applicable period, of any perquisites, as defined in the regulations and guidance established under section 111 of EESA, whose total value exceeds $25,000 for any employee who is subject to the bonus payment limitations identified in paragraph (viii);

(xii)   BancTrust Financial Group, Inc. will disclose whether BancTrust Financial Group, Inc., the board of directors of BancTrust Financial Group, Inc., or the compensation committee of BancTrust Financial Group, Inc. has engaged during any part of the applicable period, a compensation consultant; and the services the compensation consultant or any affiliate of the compensation consultant provided during this period;

(xiii)   BancTrust Financial Group, Inc. has prohibited the payment of any gross-ups, as defined in the regulations and guidance established under section 111 of EESA, to the SEOs and the next twenty most highly compensated employees during the applicable period;

(xiv)   BancTrust Financial Group, Inc. has substantially complied with all other requirements related to employee compensation that are provided in the agreement between BancTrust Financial Group, Inc. and the U.S. Department of Treasury (Treasury), including any amendments;

(xv)   BancTrust Financial Group, Inc. has submitted to Treasury a complete and accurate list of the SEOs and the twenty next most highly compensated employees for the current fiscal year, with the non-SEOs ranked in descending order of level of annual compensation, and with the name, title, and employer of each SEO and most highly compensated employee identified; and

(xvi)   I understand that a knowing and willful false or fraudulent statement made in connection with this certification may be punished by fine, imprisonment, or both. (See, for example, 18 U.S.C. 1001.)

Date: March 28, 2012
BANCTRUST FINANCIAL GROUP, INC.

By:	/s/ F. Michael Johnson
Name	F. Michael Johnson
Title	Chief Financial Officer and Secretary